pwc

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226789 and No. 333-234133) and on Form S-8 (333-232600) of Loop Industries, Inc. of our report dated May 4, 2020 relating to the consolidated financial statements, which appears in Loop Industries, Inc.'s Annual Report on Form 10-K/A for the year ended February 29, 2020.

PricewaterhouseCoopers LLP

Montréal, Canada
September 20, 2020

PricewaterhouseCoopers LLP/s.r.l./s.e.n.c.r.l.
1250 René-Lévesque Boulevard West, Suite 2500, Montréal, Quebec, Canada H3B 4Y1
T: +1 514 205 5000, F: +1 514 876 1502, www.pwc.com/ca